UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported):
May 31, 2006
IOMAI CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-51709 (Commission File Number)	52-2049149 (IRS Employer Identification No.)
20 Firstfield Road, Suite 250
Gaithersburg, MD 20878
(Address of principal executive offices and zip code)
(301) 556-4500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(d))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On May 31, 2006, we borrowed an aggregate of $695,104.30 under our equipment financing arrangement with Oxford Finance Corporation. The amounts borrowed are represented by two notes: (1) a note in the amount of $436,320.54, which bears interest at 11.38% and contemplates repayment over 48 months in installments of $11,250.92 each month and (2) a note in the amount of $258,783.76, which bears interest at 11.73% and contemplates repayment over 42 months in installments of $7,469.26 each month. The facility is governed by a Master Security Agreement dated September 26, 2003, which is Exhibit 10.10.1 to our Annual Report on Form 10-K for the year ended December 31, 2005, as amended. The facility contains various conditions to borrowing, and affirmative and negative maintenance covenants. The facility also contains various events of default the occurrence of which could result in a termination by Oxford and the acceleration of all our obligations under the facility; these events of default include failure to contain a specified collateral mix. The amounts borrowed on May 31, 2006 have been applied to finance the purchase of laboratory equipment principally, along with furniture and information technology.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IOMAI CORPORATION
Date: June 5, 2006	By:	/s/ Russell P. Wilson
		Name:	Russell P. Wilson
		Title:	Chief Financial Officer